Exhibit 99.1

Digital River Exceeds Q3 Expectations on Record Revenue and Earnings Performance; Raises 2004 Revenue and Earnings Guidance

    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 20, 2004--Digital River, Inc. (Nasdaq:DRIV):

    --  Increased Q3 revenue 47 percent year-over-year

    -- Increased Q3 GAAP net income more than 71 percent year-over-year

    Digital River, Inc. (Nasdaq:DRIV), a global leader in e-commerce outsourcing, today reported record revenue of $39.4 million for the quarter ended September 30, 2004. This represents a year-over-year increase of more than 47 percent from revenue of $26.7 million in the third quarter of last year, and a 13 percent sequential increase from the $34.9 million in revenue generated in the second quarter of 2004. This performance exceeded the Company's previous third quarter 2004 revenue guidance of $37 million.
    GAAP Results: In the third quarter, net income was $8.1 million, or $0.23 per share on a diluted basis. This compared to net income of $4.7 million, or $0.14 per diluted share, for the same period last year, and $6.8 million, or $0.19 per diluted share in the second quarter of 2004. These results also exceeded guidance previously provided by the Company.
    Pro Forma Results: Digital River's net income for the third quarter of 2004, prior to the amortization of acquisition-related expenses, was $10.6 million, or $0.29 per share, on a diluted basis. This compared to net income, on a similar basis, of $6.2 million, or $0.18 per diluted share, in the third quarter of 2003, and $9.0 million, or $0.25 per diluted share, in the prior quarter. These results also exceeded guidance previously provided by the Company.
    "In the third quarter, Digital River achieved a record revenue and earnings performance," said Joel Ronning, Digital River's CEO. "We increased revenue more than 47 percent and GAAP net income more than 71 percent on a year-over-year basis. Our results speak directly to the ability of this organization to deliver on its vision and value proposition. We are 100 percent focused on helping our clients build and grow their online businesses. We accomplish this by providing them a complete set of integrated e-commerce services designed to unlock global markets and revenue streams. We believe this value-added business model not only serves to deepen our relationships with clients, but also creates a sustainable competitive advantage for our company."
    For the nine months ended September 30, 2004, revenue totaled $106.2 million, a more than 43 percent increase from $74.1 million in the same period last year. Through September 30, 2004, GAAP net income totaled $22.5 million, or $0.63 per diluted share, as compared to a net income of $11.5 million, or $0.36 per diluted share, in the prior year. For the first nine months of 2004, net income, prior to the amortization of acquisition-related expenses, was $28.8 million, or $0.81 per share on a diluted basis. This compares to a net income, on a similar basis, of $15.4 million, or $0.48 per diluted share, for the first nine months of 2003.
    In the third quarter of 2004, Digital River's gross margins averaged 85.1 percent. This represents a 60 basis point improvement over gross margins during the same period last year and a nearly 69 basis point decrease from the second quarter of 2004.
    As of September 30, 2004, Digital River's cash and investments totaled $257.5 million, a $134 million increase from September 30, 2003, and a $52 million increase from June 30, 2004. The increase in cash and investments during the quarter can be attributed to cash generated from profitable operations, traditional balance sheet leverage, and an incremental $20 million of 1.25 percent contingent convertible senior notes. These notes were issued pursuant to the exercise of an over-allotment option in July 2004, following the initial $175 million issued in the second quarter of 2004. Net working capital totaled $178.6 million at September 30, 2004, a $100 million increase from September 30, 2003, and a $32.2 million increase from June 30, 2004.

    Business Outlook

    Subsequent to Digital River's issuance of contingent convertible notes on June 1, 2004, the Emerging Issues Task Force (EITF), issue 04-08, proposed that the unissued shares underlying contingent convertible notes be treated as if such shares were issued and outstanding for the purposes of calculating GAAP earnings per share. On October 13, 2004, the Financial Accounting Standards Board (FASB) ratified this new accounting treatment for periods ending after December 15, 2004. Consequently, Digital River will reflect the dilutive effect of contingent convertible senior notes on earnings per share in the fourth quarter of 2004. If EITF 04-08 had gone into effect in the third quarter of 2004, Digital River's reported GAAP earnings per share would have been reduced by approximately one cent.
    "It is important to note that our $195 million of contingent convertible senior notes may convert at $44.063 per share," said Carter Hicks, Digital River's CFO. "The ratification of EITF 04-08 will have no effect on Digital River's operating results, revenues, net income or cash position as reported in our fourth quarter 2004, and full year 2004 and 2005 guidance. Rather, it requires a revised method of calculating GAAP earnings per share. In order to provide clarity, we are providing guidance both before and after the effects of the new pronouncement."

    Q4 2004 Guidance

    Forward-looking guidance for the fourth quarter ending December 31, 2004, is as follows:

    --  Revenue is expected to be $42.5 million;

    -- GAAP diluted earnings per share is expected to be $0.29, before the effects of EITF 04-08, and $0.27, after the effects of EITF 04-08; and

    -- Diluted pro forma earnings per share, before the amortization of acquisition-related costs and the effects of EITF 04-08, is expected to be $0.35.

    Full Year 2004 Guidance

    Forward-looking guidance for the full-year ending December 31, 2004, is as follows:

    -- Revenue is expected to be $148.7 million, up from the Company's previous guidance of $145 million;

    -- GAAP diluted earnings per share, before the effects of EITF 04-08, is expected to be $0.92. This is up from the Company's previous guidance of $0.90. GAAP diluted earnings per share, after the effects of EITF 04-08, is expected to be $0.90; and

    -- Diluted pro forma earnings per share, before the amortization of acquisition-related costs and the effects of EITF 04-08, is expected to be $1.15. This is up from the Company's previous guidance of $1.13.

    2005 Guidance

    Digital River's full year 2005 guidance will be affected by the new EITF 04-08 pronouncement discussed above. In 2005, Digital River also expects that it will record non-cash tax expense.
    "Digital River entered 2004 with $93 million of net operating loss carry forwards, which will serve to reduce our future taxable income," explained Hicks. "However, under GAAP, only $46 million of these net operating losses can offset book income. The benefit of the remaining net operating losses must flow through additional paid in capital. This means that, while Digital River does not expect to pay cash income taxes other than alternative minimum taxes in 2005, we must record a non-cash tax expense under GAAP at an estimated rate of 40 percent once these $46 million of net operating losses are offset by taxable net income."
    In order to allow for a reasonable comparison to prior period results, Digital River's 2005 guidance will be presented before and after the effects of the 2005 non-cash tax expense and the EITF 04-08 accounting pronouncement to be implemented in the fourth quarter of 2004.
    Forward-looking guidance for the full-year ending December 31, 2005, is as follows:

    --  Revenue is expected to be $188 million;

    -- GAAP diluted earnings per share is expected to be $1.38, on a basis consistent with 2004. This compares to 2004 GAAP earnings per share of $0.92. GAAP diluted earnings per share, after non-cash taxes and the effects of EITF 04-08, is expected to be $0.90. The impact of non-cash taxes is expected to be $0.45; and the effects of EITF 04-08 is expected to be $0.03; and

    -- Diluted pro forma earnings per share, prior to the amortization of acquisition-related costs, non-cash income tax and EITF 04-08, is expected to be $1.58. This result can be compared to the diluted pro forma earnings per share of $1.15 noted above in Digital River's 2004 guidance.

    The estimated effective tax rates and tax expense assumed in Digital River's 2005 full year guidance may vary based on actual operating results and tax elections available to the Company. In addition, Digital River's 2005 GAAP guidance does not include the effects of the adoption of the amendment to FAS 123, regarding stock based compensation, which is pending finalization of implementation guidelines by the FASB.
    A detailed reconciliation of the pro forma measurement data above and certain key calculations designed to show comparability of earnings expectations between 2004 and 2005 has been provided as a table following the condensed financial statements accompanying this announcement. Further information regarding the Company's use of non-GAAP financial data has been included in the Company's Form 8-K filed with the Securities and Exchange Commission on October 20, 2004.
    Digital River will hold a third quarter conference call today at 4:45 p.m. Eastern Daylight Time. To access the call, please dial 877-422-0170 inside the United States or Canada, or 706-679-5647 from international locations. In addition, the call can be heard via webcast at http://phx.corporate-ir.net/phoenix.zhtml?c=94762&p=irol-irhome.
Please install any necessary audio software.

    About Digital River, Inc.

    Digital River, Inc., a global leader in e-commerce outsourcing, builds and manages online businesses for more than 40,000 software publishers, manufacturers, distributors and online retailers. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company's comprehensive platform offers site development and hosting, order management, fraud prevention, site merchandising, advanced reporting and analytics, product fulfillment, e-marketing and multi-lingual customer service.
    Founded in 1994, Digital River is headquartered in Minneapolis with offices in Chicago, Mountain View, California, London, and Cologne, Germany. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call 952-253-1234.

    Forward-Looking Statements

    In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding the Company's anticipated future growth and financial performance as well as statements containing the words, "believes," "anticipates," "expects," and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the Company's limited operating history and variability of operating results; competition in the electronic commerce market; and other risk factors referenced in the Company's public filings with the Securities and Exchange Commission.

    Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.



Digital River, Inc.
Third Quarter Results
(Unaudited, in thousands, except per share amounts)

Condensed Consolidated
Balance Sheets
                                   As of
                       ----------------------------
                       September 30,   December 31,
                           2004           2003
                       ------------- --------------
Assets
------
 Current assets
  Cash and investments $    257,511  $     131,922
  Other current assets       17,583         10,895
                       ------------- --------------
    Total current
     assets                 275,094        142,817
 Property and
  equipment, net             16,778         14,634
 Goodwill, intangibles
  and other assets          164,998         32,207
                       ------------- --------------
 Total assets          $    456,870  $     189,658
                       ============= ==============
Liabilities and
stockholders' equity
--------------------
 Current liabilities
  Accounts payable     $     74,836  $      41,814
  Deferred revenue            3,854          3,572
  Accrued payroll and
   other liabilities         17,789         12,420
                       ------------- --------------
    Total current
     liabilities             96,479         57,806
 Convertible senior
  notes                     195,000
 Stockholders' equity       165,391        131,852
                       ------------- --------------
 Total liabilities and
  stockholders' equity $    456,870  $     189,658
                       ============= ==============


Condensed Consolidated
Statements of Operations
                            Three months ended       Nine months ended
                               September 30,           September 30,
                       ---------------------------- ------------------
                            2004          2003        2004      2003
                       ------------- -------------- --------- --------
Revenue                $     39,439  $      26,748  $106,171  $74,112
Costs and expenses:
-------------------
 Direct cost of
  services                    1,621            861     3,688    2,742
 Network and
  infrastructure              4,253          3,286    11,059    9,089
 Sales and marketing         13,338          9,895    36,213   28,145
 Product research and
  development                 3,732          2,447    10,301    7,429
 General and
  administrative              4,045          2,472    10,738    6,741
                       ------------- -------------- --------- --------
  Earnings before
   interest, taxes,
   depreciation and
   amortization              12,450          7,787    34,172   19,966
Depreciation and
 amortization                 2,207          1,899     5,677    5,139
Amortization of
 acquisition related
 costs                        2,434          1,411     6,280    3,878
                       ------------- -------------- --------- --------
  Earnings from
   operations                 7,809          4,477    22,215   10,949
Other income /
 (expense)                      317            264       281      581
                       ------------- -------------- --------- --------
  Net earnings         $      8,126  $       4,741  $ 22,496  $11,530
                       ============= ============== ========= ========

Net earnings per share
 - basic               $       0.25  $        0.16  $   0.70  $  0.40
                       ============= ============== ========= ========
Net earnings per share
 - diluted             $       0.23  $        0.14  $   0.63  $  0.36
                       ============= ============== ========= ========
Weighted average shares
 outstanding - basic         32,459         30,392    32,049   28,742
Weighted average shares
 outstanding - diluted       35,807         34,608    35,614   32,279

Note: Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a non-GAAP financial measure. The presentation of this measure should be considered in addition to, not as a substitute, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.



Digital River, Inc.
Pro Forma Reconciliations
Unaudited, in thousands, except per share amounts
-------------------------------------------------

Financial Reconciliations
-------------------------

                        Three months ended   Three   Nine months ended
                           September 30,    months     September 30,
                        ------------------   ended   -----------------
                                            June 30,
                          2004      2003     2004      2004     2003
                        -------- --------- --------- -------- --------
Pro Forma Financial
Reconciliation:
-------------------
Net earnings per GAAP   $ 8,126  $  4,741  $  6,756  $22,496  $11,530
Add back amortization of
 acquisition-related
 costs                    2,434     1,411     2,267    6,280    3,878
                        -------- --------- --------- -------- --------
Pro forma earnings      $10,560  $  6,152  $  9,023  $28,776  $15,408
                        ======== ========= ========= ======== ========

Pro forma net earnings
 per share - diluted    $  0.29  $   0.18  $   0.25  $  0.81  $  0.48
                        ======== ========= ========= ======== ========
Pro forma weighted
 average shares
 outstanding - diluted   35,807    34,608    35,981   35,614   32,279


                           Q4    Full Year Full Year
                          2004     2004      2005
                        Guidance Guidance  Guidance
                        -------- --------- ---------
Pro Forma Guidance EPS
Reconciliation:
----------------------
Expected net earnings
 per share - GAAP       $  0.29  $  0.92   $  1.38
Expected add back of
 amortization of
 acquisition-related
 costs                  $  0.06  $  0.23   $  0.20
                        -------- --------- ---------
Expected pro forma
 guidance earnings per
 share                  $  0.35  $  1.15   $  1.58
                        ======== ========= =========



Financial Reconciliations Adjusted for EITF 04-08 and Non-Cash Taxes
--------------------------------------------------------------------

                        Three months ended  Three    Nine months ended
                           September 30,    months     September 30,
                        ------------------  ended    -----------------
                                           June 30,
                          2004      2003     2004     2004      2003
                        -------- --------- --------- -------- --------
Reconciliation
--------------
Earnings per share
 before contingent
 convertible notes
 dilution               $  0.23  $   0.14  $   0.19  $  0.63  $  0.36
Less contingent
 convertible notes costs
 (Note 1)               $ (0.01) $     -   $     -   $ (0.01) $    -
                        -------- --------- --------- -------- --------
Earnings per share after
 contingent convertible
 notes dilution         $  0.22  $   0.14  $   0.19  $  0.62  $  0.36
Add back contingent
 convertible notes costs
 (Note 1)               $  0.01  $     -   $     -   $  0.01  $    -
Add back amortization of
 acquisition-related
 costs                  $  0.06  $   0.04  $   0.06  $  0.18  $  0.12
                        -------- --------- --------- -------- --------
Earnings per share - pro
 forma                  $  0.29  $   0.18  $   0.25  $  0.81  $  0.48
                        ======== ========= ========= ======== ========

                           Q4    Full Year Full Year
                          2004     2004      2005
                        Guidance Guidance  Guidance
                        -------- --------- ---------
Guidance Pro Forma to
GAAP EPS Reconciliation
(Notes 1, 2 and 3):
-----------------------
Expected earnings per
 share - pro forma      $  0.35  $   1.15  $   1.58
Expected amortization of
 acquisition-related
 costs                  $ (0.06) $  (0.23) $  (0.20)
                        -------- --------- ---------
Expected earnings per
 share - before
 contingent convertible
 notes dilution         $  0.29  $   0.92  $   1.38
Expected contingent
 convertible notes costs
 (Note 1)               $ (0.02) $  (0.02) $  (0.03)
                        -------- --------- ---------
Expected Earnings per
 Share - Before Non-Cash
 Taxes                  $  0.27  $   0.90  $   1.35
Expected non-cash taxes
 (Note 2)               $    -   $     -    $  (0.45)
                        -------- --------- ---------
Expected earnings per
 share - GAAP (Notes 1,
 2 and 3)               $  0.27  $   0.90  $   0.90
                        ======== ========= =========

Guidance Taxed Pro Forma
EPS Reconciliation
(Notes 2 & 3)
------------------------
Expected earnings per
 share - pro forma      $  0.35  $   1.15  $   1.58
Expected non-cash taxes
 (Note 2)               $    -   $     -   $  (0.45)
                        -------- --------- ---------
Expected earnings per
 share - taxed pro
 forma                  $  0.35  $   1.15  $   1.13
                        ======== ========= =========

Note 1: The calculation used to arrive at the effect of EITF 04-08 is completed by adding back the related notes interest expense and amortization of notes service costs to earnings for the period, net of tax. This total is then divided by an adjusted weighted average shares outstanding as if the common shares underlying the contingent convertible notes had been issued.

Note 2: Taxes are provided at an estimated rate of 40%. The actual tax rate may vary based on actual operating results and tax elections available to the company.

Note 3: 2005 guidance excludes the effects of expected changes to FAS 123 related to stock based compensation pending issuance of final guidelines for implementation.


    CONTACT: Digital River, Inc., Minneapolis
             Investor Contact:
             Carter Hicks, 952-253-8406
             investorrelations@digitalriver.com
             or
             Media Contact:
             Gerri Dyrek, 952-253-8396
             publicrelations@digitalriver.com